 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 2, 2025

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

As previously disclosed by The Estée Lauder Companies Inc. (the "Company") in its Annual Report on Form 10-K for the fiscal year ended June 30, 2025, to enhance accountability and streamline operations within the organization, as well as to align with its recently announced leadership changes, the Company has reorganized its geographic regions. Beginning with the Company's fiscal 2026 first quarter, the Company will be reporting its fiscal 2026 and comparative fiscal 2025 results by geographic region under the new regional structure. The Company's four geographic regions, effective July 1, 2025, are:

•The Americas, which will continue to include North America and Latin America;

•Europe, the United Kingdom and Ireland and Emerging Markets ("EUKEM"), which will continue to include the geographic markets of its previously reported Europe, the Middle East & Africa region, will exclude its global travel retail business, and will include its Southeast Asian Emerging Markets, previously reported in its Asia/Pacific region, of Indonesia, Malaysia, the Philippines, Thailand and Vietnam;

•Asia/Pacific, which will continue to include certain geographic markets of its previously reported Asia/Pacific region, such as Japan, Korea, Hong Kong SAR, and Australia, among others, and will also include its global travel retail business, previously reported in its Europe, the Middle East & Africa region; and

•Mainland China, previously reported in its Asia/Pacific region, will now be reported as a separate region.

In connection with the reorganization of the Company's geographic regions, the Company has changed its methodology used to report certain global and regional activity to reflect management's view of the business. The primary revisions to operating results by region include (i) excluding the impacts of intercompany royalty activities globally, (ii) the allocation of corporate expenses to all regions, including global support functions, which had historically been reported in The Americas region, and (iii) the allocation of impacts from the Company's manufacturing facilities to all regions, which had historically been reported in the region where the facilities are located. These changes were made to reflect management's view that these activities are conducted to benefit the Company on a global basis.

The reorganization of the Company's regional structure does not impact the Company's operating segments. As we have done historically, we continue to develop our strategy, assess performance and allocate resources by product category and will continue to report results by product category.

To provide investors with historical information on a basis consistent with its new geographic region reporting structure, the Company has recast its historical results by geographic region to conform to the new regional structure. Attached as Exhibit 99.1 are schedules recasting geographic region net sales and operating income for the previously reported fiscal years ended June 30, 2025 and 2024, and each quarterly and year-to-date period within those fiscal years.

The changes to the Company's geographic regions and allocation methodology discussed above affect only the manner in which the Company’s results by geographic region were previously reported. These changes have no impact to any previously reported consolidated results. The information in this Current Report on Form 8-K, including Exhibit 99.1, should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index below, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

99.1	Recast Historical Financial Information to Reflect the Current Geographic Region Structure (Unaudited)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	October 2, 2025	By:	/s/ Akhil Shrivastava
Akhil Shrivastava
Executive Vice President and Chief Financial Officer

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